EXHIBIT 99.2

Consolidated Financial Statements of

Balmat Holding Corp.

December 31, 2013 and 2014 and September 30, 2015

BALMAT HOLDING CORP.

September 30, 2015

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

Star Mountain Resources, Inc. and Subsidiaries

Tempe, Arizona

We have audited the accompanying balance sheets of Balmat Holdings Corporation as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Balmat Holdings Corporation as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on the continued financial support of its parent company, or achieving profitable operations in the future which cannot be predicted at this time. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC

Salt Lake City, Utah

January 19, 2016

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BALMAT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	December 31, 2014	September 30, 2015
			(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57	$102	$74
Prepaid expenses and other current assets	170	157	123
Total current assets	227	259	197

MATERIALS AND SUPPLIES INVENTORY	742	742	742
RESTRICTED CASH	1,664	1,664	1,664
MINERAL PROPERTIES	2,500	2,500	2,500
TOTAL ASSETS	$5,133	$5,165	$5,103

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
CURRENT LIABIILITIES:
Accounts payable and accrued liabilities	$190	$131	$73
Other liabilities	34	42	14
Total current liabilities	224	173	87

DUE TO HUDBAY MINERALS INC.	109,974	103,626	92,433
ASSET RETIREMENT OBLIGATION	18,632	19,824	23,195
TOTAL LIABILITIES	128,830	123,623	115,715

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDERS’ EQUITY (DEFICIT)
Common shares, no par value – 2,500 shares authorized; 100 shares issued and outstanding as of December 31, 2013 and 2014; and September 30, 2015	-	-	-
Retained deficit	(123,697)	(118,458)	(110,612)
Total shareholders’ equity (deficit)	(123,697)	(118,458)	(110,612)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$5,133	$5,165	$5,103

See notes to consolidated financial statements.

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BALMAT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per-share data)

	For the years ended December 31,		For the nine months ended September 30,
	2013	2014	2014	2015
			(unaudited)
OPERATING EXPENSES
Operating costs	$21	$6	$2	$(21)
Exploration and evaluation	111	69	48	48
Accretion	290	325	244	202
Revisions to asset retirement obligation estimates	(1,517)	867	891	3,169
Care & maintenance	3,074	2,781	2,083	1,871
Total operating expenses	1,979	4,048	3,268	5,269

NON-OPERATING INCOME
Gain on foreign exchange	7,494	9,278	5,582	13,109
Interest income	11	9	6	7
Total non-operating income	7,505	9,287	5,588	13,116

NET INCOME	$5,526	$5,239	$2,320	$7,847

INCOME PER SHARE – BASIC AND DILUTED	$55.26	$52.39	$23.20	$78.47

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100	100	100	100

See notes to consolidated financial statements.

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BALMAT HOLDING CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share and per-share data)

	Common Shares		Accumulated	Total Stockholder’s
	Shares	Amount	Deficit	Equity (Deficit)

Balance at December 31, 2012	100	$-	$(129,223)	$(129,223)

Net Income			5,526	5,526

Balance at December 31, 2013	100	-	(123,697)	(123,697)

Net Income			5,239	5,239

Balance at December 31, 2014	100	-	(118,458)	(118,458)

Net Income (unaudited)			7,847	7,847

Balance at September 30, 2015 (unaudited)	100	$-	$(110,612)	$(110,612)

See notes to consolidated financial statements.

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BALMAT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,		For the nine months ended September 30,
	2013	2014	2014	2015
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,526	$5,239	$2,320	$7,847
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accretion	290	325	244	202
Unrealized foreign exchange loss (gain) on advances from HudBay Minerals Inc.	(7,494)	(9,278)	(5,582)	(13,109)

Changes in operating assets and liabilities:
Asset retirement obligation	(1,517)	867	891	3,169
Prepaid expenses and other current assets	155	13	58	34
Accounts payable and accrued liabilities	(88)	(50)	(81)	(87)
Net cash used in operating activities	(3,128)	(2,884)	(2,150)	(1,944)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from HudBay Minerals Inc.	3,137	2,929	2,157	1,916
Net cash provided by financing activities	3,137	2,929	2,157	1,916
NET INCREASE (DECREASE) IN CASH	9	45	7	(28)

CASH - Beginning of year	48	57	57	102

CASH - End of period	$57	$102	$64	$74

See notes to consolidated financial statements.

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BALMAT HOLDING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014 AND FOR THE UNAUDITED NINE MONTHS ENDED SEPTEMBER 30, 2015

(In thousands, except per share data)

1.	ORGANIZATION AND NATURE OF BUSINESS

Balmat Holding Corp. (the “Company”) was incorporated under the laws of the State of Delaware on January 30, 2003. The Company operates through its wholly owned subsidiary, St. Lawrence Zinc Company, LLC (“SLZ”), a company incorporated under the laws of the State of Delaware on January 30, 2003, whose primary business is mineral exploration and the mining and processing of zinc ore from the Balmat Mine in upper New York State. Balmat Holding Corp. is a wholly owned subsidiary of HudBay Minerals Inc. (HudBay), a Canadian corporation whose primary activity is base metals production. As discussed more fully in Note 13, on November 2, 1015, the Company was sold by HudBay to an unrelated third party.

In 2003, SLZ acquired the previously operating Balmat zinc mine and processing assets and held these under care and maintenance for a period of time. In November 2005, HudBay announced the intention to reopen the Balmat No. 4 Zinc Mine (the “Balmat Mine”). The Balmat Mine includes a 3,200 ft. deep shaft, underground development to five ore zones and extensive mining equipment as well as a 5,000 ton per day concentrator. In April, 2006, the Balmat Mine began producing ore for processing in its concentrator. In 2008, its second year of commercial production, the performance of the Balmat Mine continued to fall short of the Company’s expectations. Due to this operating shortfall and rapidly declining zinc prices, the Balmat Mine’s operations were suspended on August 22, 2008 and placed on care and maintenance. Thereafter, the carrying value of the Balmat Mine’s property, plant and equipment and materials and supplies inventory was written down to its approximate salvage value.

Going Concern - The ability of the Company to continue as a going concern is dependent on the continued financial support from its ultimate parent company, HudBay, or achieving profitable operations in the future which cannot be predicted at this time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements have been prepared on the basis that the Company will be able to discharge its obligations and realize its assets in the normal course of business at the values at which they are carried in these financial statements, and that the Company will be able to continue its business activities. Should this going concern assumption not be appropriate and there was in-fact substantial doubt surrounding the ability of the Company to continue as a going concern, certain asset and liability accounts may require adjustment and reclassification.

Unaudited Interim Financial Statements – The accompanying interim Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 and September 30, 2014, and the related interim information contained within the Notes to the Consolidated Financial Statements are unaudited. In our opinion, the unaudited interim Consolidated Financial Statements have been prepared on the same basis as the audited Consolidated Financial Statements and include all adjustments necessary for fair presentation. All adjustments made to the unaudited interim Consolidated Financial Statements are of a normal and recurring nature. The results of the interim periods, the nine months ended September 30, 2015 and 2014, presented here are not necessarily indicative of the results for the full years ending December 31, 2015 and 2014.

2.	BASIS OF PRESENTATION

Principles of consolidation

These consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“US GAAP”) and are inclusive of the accounts of Balmat Holding Corp. and its wholly-owned subsidiary, St. Lawrence Zinc Company, LLC. Certain comparative figures have been reclassified to conform to the financial statement presentation adopted for the current year. All numbers in the consolidated financial statements are presented in U.S. dollars and in thousands, unless otherwise denoted.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The amounts which involve significant estimates include (i) expense allocations from HudBay, (ii) property, plant and equipment estimated salvage values and assessment of impairment, (iii) fair value of certain assets and liabilities, (iv) contingent liabilities and (v) asset retirement obligations. These estimates are reviewed at least annually and, as adjustments become necessary, they are reported in earnings in the period in which they became known. Actual results could differ from those estimates.

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Translation of foreign currencies

The Company’s functional currency is the U.S. dollar while the functional currency of HudBay was the Canadian dollar through June 30, 2015 at which time HudBay switched its functional currency from the Canadian dollar to the U.S. dollar. Therefore, transactions between HudBay and the Company during those periods in which HudBay and the Company had different functional currencies require currency translation, including those allocations of expense from HudBay to the Company as well HudBay’s funding of the Company’s operations, which resulted in a payable to HudBay.

Monetary assets and liabilities were translated at period-end exchange rates and non-monetary assets and liabilities were translated at historical rates. Gains and losses on translation of monetary assets and monetary liabilities are reflected in earnings.

Cash and cash equivalents

Cash and cash equivalents consist of cash and liquid investments with an original maturity of three months or less and were held in bank accounts with financial institutions in the U.S.

Restricted Cash

The Company maintains cash deposits and/or surety bonds as required by regulatory bodies as assurance for the funding of future reclamation costs associated with the Company’s asset retirement obligation. These funds are restricted to that purpose and are not available for the Company’s use until the reclamation obligations have been fulfilled. Restricted cash is classified as a noncurrent asset.

At December 31, 2013 and 2014 and September 30, 2015 the amounts of these restricted cash deposits totaled $1,664 with the funds invested in a certificate of deposit which renews automatically for additional terms of one year or more. The $1,664 is in lieu of a mined land reclamation bond and is held in escrow for the New York State Department of Environmental Conservation. Interest earned on the certificate of deposit is not part of the bonding obligation and as such is classified as a current asset.

Inventories

The value of materials and supplies inventory was assessed when operations were suspended, and written down to estimated net realizable value. Materials and supplies are expected to be held and consumed during development or resumption of mining activities. Supplies are valued at the lower of cost or replacement value. Cost is determined on an average basis.

Care and Maintenance

The Company’s idled Balmat mine and mill was placed on care and maintenance in the latter part of 2008. Costs incurred for maintaining the idled mine and mill such as personnel, site security, permitting, property taxes and electricity are expensed as incurred.

Property, Plant and Equipment

(i)	Mineral property, exploration and mine development expenditures:

Exploration costs are expensed as incurred. When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves under SEC Industry Guide 7, development costs related to such reserves incurred after such determination will be considered for capitalization. The establishment of proven and probable reserves is based on results of feasibility studies which indicate whether a property is economically feasible. Upon commencement of commercial production, capitalized costs will be amortized over their estimated useful lives or units of production, whichever is a more reliable measure. Capitalized amounts relating to a property that is abandoned or otherwise considered uneconomic for the foreseeable future will be written off.

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(ii)	Property, plant and equipment (PP&E):

Expenditures for PP&E additions, major replacements and improvements are capitalized at cost. PP&E is depreciated using the straight-line method and is depreciated over the estimated useful lives of the assets. With the Company’s operations currently on care and maintenance and with the remaining PP&E balance having been fully impaired and written off in 2008, no depreciation expense is currently being recognized.

(iii)	Impairment of assets:

The Company reviews and evaluates the carrying value of its assets when events or circumstances indicate that the carrying amounts of related assets or groups of assets may not be recoverable, or at least annually. If the estimated future economic benefit is less than the carrying amount of the asset, an impairment charge is recorded based on the difference between the carrying amount and its estimated fair value (less costs to sell for assets to be disposed of by sale) as a charge to operations.

Asset Retirement Obligations

In connection with the Company’s business, it is required to reclaim the sites at which it is conducting its mining activities once those activities have been completed. The fair value of that liability is measured based on an expected cash flow approach, discounted using a credit-adjusted risk-free rate. If a change in timing or estimated expected cash flows results in a downward revision of the asset retirement obligation, then the undiscounted revised estimate of expected cash flows is discounted using the credit-adjusted risk-free rate in effect at the date of initial measurement and recognition of the original asset retirement obligation.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that the entire or some portion of the deferred tax asset will not be recognized.

The Company’s policy is to recognize potential accrued interest and penalties related to unrecognized tax benefits within income tax expense. For the years ended December 31, 2013 and 2014, the Company did not recognize any interest or penalties, nor did we have any interest or penalties accrued as of December 31, 2013 and 2014, related to unrecognized benefits.

Income Per Share

The income per share is computed using the weighted average number of shares outstanding during the period. To calculate diluted income per share, the Company uses the treasury stock method and the if-converted method. The Company had no potentially dilutive securities as of December 31, 2013 and 2014.

Fair Value of Financial Instruments

Due to their short maturities, carrying amounts approximate fair value for cash, prepaid expenses, accounts payable and other accrued liabilities. The carrying value of the balance due to HudBay Minerals Inc. is also deemed to approximate the estimated fair value of the obligation.

Fair Value Measurements

The Financial Accounting Standards Board (FASB) guidance requires additional disclosures about the Company’s financial assets and liabilities that are measured at fair value. U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and establishes a fair-value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

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●	Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair-value measurement and unobservable.

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

In the normal course of business, the Company pays in advance for goods and/or services to be received in the future. Our prepaid expense balance at December 31, 2013 and 2014 and September 30, 2015 consisted of the following:

	December 31,	December 31,	September 30,
	2013	2014	2015

Prepaid Insurance	$29	$15	$1
Prepaid Property Taxes	141	142	122
Total prepaid expenses and other current assets	$170	$157	$123

5.	MATERIALS AND SUPPLIES INVENTORY

Materials and supplies inventory, which includes critical spare parts and other replacement parts, was written down to its net realizable value in 2008 when the Company determined its operations would be limited to care and maintenance activities.

6.	RESTRICTED CASH

The Company maintains a certificate of deposit of $1,664 as financial assurance for the New York State Department of Environmental Conservation’s (NYSDEC) mined land regulations. The certificate of deposit renews annually for additional terms of one year or more unless otherwise approved by the NYSDEC.

7.	MINERAL PROPERTIES / PROPERTY AND EQUIPMENT

Mineral properties in the amount of $2,500 represent the value of exploration properties purchased on September 23, 2003. As the Company’s operations were limited to care and maintenance activities, no amortization expense was recognized for the years ended December 31, 2013 and 2014 or for the nine months ended September 30, 2015 and 2014.

As the Company’s operations were limited to care and maintenance activities and as all PP&E was written down to its net realizable value in 2008, no depreciation expense was recognized for the years ended December 31, 2013 and 2014 or for the nine months ended September 30, 2015 and 2014.

8.	RELATED PARTY TRANSACTIONS

To date, the Company has relied on advances from HudBay to meet its obligations as they became payable. These advances are unsecured, non-interest bearing and have no fixed terms of repayment. As the majority of these advances are funded in Canadian dollars, any movements in exchange rates were recognized in the statement of operations through June 30, 2015 when HudBay switched its functional currency from the Canadian dollar to the U.S. dollar. The accumulated advances are outlined below as of December 31, 2013 and 2014 and September 30, 2015:

	December 31,	December 31,	September 30,
	2013	2014	2015

Due to HudBay Minerals Inc.	$109,974	$103,626	$92,433

The above related party transactions have been recorded at the amounts agreed to and exchanged between the parties.

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9.	COMMITMENTS AND CONTINGENCIES

On a portion of the Balmat Mine’s mineral leases, the Company is subject to royalty payments of up to 4% of the net smelter return of ore removed from these properties.

Effective November 2, 2015 (the “closing date”) Star Mountain Resources, Inc., a Nevada corporation (“Star Mountain”) acquired a 100% interest in Northern Zinc LLC, a Nevada limited liability company (“Northern Zinc”) pursuant to an October 13, 2015 purchase agreement amongst Star Mountain, Northern Zinc and Northern Zinc’s sole member the Aviano Financial Group, LLC, a Delaware limited liability company (the “Northern Zinc Purchase Agreement”). On the closing date Northern Zinc acquired 100% of the issued and outstanding common stock of the Company, including the Company’s wholly owned subsidiary SLZ, pursuant to a second October 13, 2015 purchase agreement amongst Star Mountain, Northern Zinc, HudBay, the Company and SLZ (the “Balmat Purchase Agreement”). With the completion of these transactions, Balmat Holdings became a wholly subsidiary of Northern Zinc and Northern Zinc became a wholly owned subsidiary of Star Mountain.

In the normal course of business, the Company is subject to regulation and examination by the Mine Safety and Health Administration (MSHA), the organization responsible for enforcement of compliance with MSHA standards as a means to eliminate mine-related accidents and injuries.

10.	INCOME TAXES

The provision for income taxes consists of the following as of December 31, 2013 and 2014:

	December 31,
	2013	2014

Current taxes	$-	$-
Deferred Tax Benefit	(2,926)	(2,412)
Benefits of Operating Loss Carryforwards	2,926	2,412
Actual provision	$-	$-

The Company’s deferred tax asset has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company cannot predict when or if it will have taxable income in the future.

	December 31,
	2013	2014

Deferred Tax Assets	$-	$-
Current	-	-
Noncurrent	-	-
Net operating losses	27,691	30,146
Total Deferred Tax Assets	27,691	30,146
Deferred Tax Liabilities
Current	-	-
Noncurrent	(459)	(72)
Valuation Allowance	(27,232)	(30,074)
Net Deferred Taxes	$-	-

The Company’s provision for income taxes was $0 for the years ended December 31, 2013 and 2014 as the Company incurred net operating losses since inception that have a full valuation allowance through December 31, 2014. The Company’s net federal operating loss carry forward as of December 31, 2014 of approximately $77,298 begins to expire in 2024.

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ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

For 2013, the total deferred tax asset is calculated by multiplying a 39% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $27,691. The total valuation allowance is equal to the total deferred tax asset of $27,232, less the total deferred tax liability of $459, showing an increase of $763 from the year ended December 31, 2012.

For 2014, the total deferred tax asset is calculated by multiplying a 39% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $30,146. The total valuation allowance is equal to the total deferred tax asset of $30,074, less the total deferred tax liability of $72, showing an increase of $2,842 from the year ended December 31, 2013.

A reconciliation between income taxes at statutory tax rates (39%) and the actual income tax provision for continuing operations as of December 31, 2013 and 2014 is as follows:

	December 31,
	2013	2014

Expected provision (based on statutory rate)	$2,155	$2,043
Effect of:
Increase in valuation allowance	2,926	2,412
Non-deductible expenses	(5,081)	(4,455)
Actual provision	$-	$-

The Company has not made any adjustments to deferred tax assets or liabilities. The Company did not identify any material uncertain tax positions of the Company on returns that have been filed or that will be filed. The Company has not had income from operations and has deferred items consisting entirely of unused net operating losses as disclosed above. Since it is unknown whether this net operating loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

The Company has filed the federal income tax return in the U.S for the years ended December 31, 2013 and 2014. The tax years ended December 31, 2013 and 2014 are open for examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

11.	ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation relates to the final reclamation and closure of the Balmat Mine.

Activity in the asset retirement obligation account for the years ended December 31, 2013 and 2014 and for the nine months ended September 30, 2015 (unaudited) was as follows:

	December 31,	December 31,	September 30,
	2013	2014	2015

Beginning Balance	$19,859	$18,632	$19,824
Revisions in estimated cash flows	(1,517)	867	3,169
Accretion due to passage of time	290	325	202
Liabilities settled	-	-	-
Ending balance	$18,632	$19,824	$23,195

For the years ended December 31, 2013 and 2014 and for the nine months ended September 30, 2015, the Company revised its accounting estimates related to its asset retirement obligation due to revisions in estimated future cash flows. These estimated future cash flows reflect management’s expectations for when these reclamation and closure activities will be settled at or near the closure of the Balmat Mine’s mining and process facilities. Credit adjusted risk-free rates ranging from 9.5% to 9.625% have then been applied to these estimates to determine the obligation recorded on the balance sheet.

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12.	LITIGATION

The Company is party to various audits and reviews by Mine Safety and Health Administration and other government agencies arising in the normal course of business. In the opinion of management, there are no regulatory or environmental reviews or audits pending against the Company that are likely to have a material adverse effect on its financial position, results of operations or cash flows.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 19, 2016, noting no events that require consideration in the 2013 or 2014 financial statements. For unaudited, interim periods in 2015, the Company has evaluated subsequent events through January 19, 2016, and noted the following:

On October 22, 2015, the Company exchanged 122 shares of its common stock for a promissory note issued by the Company to HudBay with a current amount due of $91,460 in respect of, among other things, financing the Company received from HudBay to fund the Company’s mining business. The Company intends to cancel the note and record the amount due as additional paid in capital in the period in which the transaction took place.

On November 2, 2015, the Company entered into Resignation and Mutual Releases with eight current and former employees of the Company whereby the employee resigned as an officer and director of the Company and the parties mutually agreed to release each other from any claims such party may have had against the other except for certain indemnification obligations of the Company to such employees arising in connection with their employment with the Company. The Company paid the former employees an aggregate of $440 pursuant to the terms of the Resignation and Mutual Releases as a severance payment.

Effective November 2, 2015 (the “closing date”) Star Mountain Resources, Inc., a Nevada corporation (“Star Mountain”) acquired a 100% interest in Northern Zinc LLC, a Nevada limited liability company (“Northern Zinc”) pursuant to an October 13, 2015 purchase agreement amongst Star Mountain, Northern Zinc and Northern Zinc’s sole member the Aviano Financial Group, LLC, a Delaware limited liability company (the “Northern Zinc Purchase Agreement”). On the closing date Northern Zinc acquired 100% of the issued and outstanding common stock of the Company, including the Company’s wholly owned subsidiary SLZ, pursuant to a second October 13, 2015 purchase agreement amongst Star Mountain, Northern Zinc, HudBay, the Company and SLZ (the “Balmat Purchase Agreement”). With the completion of these transactions, Balmat Holdings became a wholly subsidiary of Northern Zinc and Northern Zinc became a wholly owned subsidiary of Star Mountain.

In conjunction with the November 2, 2015 acquisition of the Company by Star Mountain, Star Mountain acquired all of the Company’s issued and outstanding shares in exchange for the purchase price of $17,000 in cash (the “Cash Component”) and the receipt of 550 shares of Star Mountain’s unregistered common stock. The Cash Component is payable at Star Mountain’s option in any of the following ways:

Option 1. Under this option, the $17,000 Cash Component will consist of the $1,500 paid on the closing date with the balance of $15,500 to be paid as follows:

●	$500 upon completion of the first shipment of ore concentrate from the Balmat Mine;

●	$5,000 on the 12 month anniversary shipment of ore concentrate from the Balmat Mine; and

●	$2,500 on each of the following dates from the first shipment of ore concentrate from the Balmat Mine: 18th month, 24 th month, 30 th month and the 36 th month.

Option 2. At Star Mountain’s election to be confirmed by notice to Hudbay within three months after the closing date, the Cash Component will be reduced to $8,500 and will consist of the $1,500 in cash paid on the closing date with the balance of $7,000 to be paid within three days of the Option 2 election date.

In addition to the payment of the Option 2 purchase price, Star Mountain would assume all environmental liabilities in respect of the Balmat Mine; and all liabilities relating to or arising from any claims by existing or former employees relating to employment, termination, on-the-job injuries or death, unsafe working conditions or exposure to potentially harmful substances; and waive its right to indemnification by HudBay in respect of certain damages identified in the purchase agreement.

Option 3. At Star Mountain’s election to be confirmed by notice to Hudbay within 30 days before the 12-month anniversary of the first shipment of ore concentrate from the Balmat Mine, the Cash Component will be reduced to $16,000 and will consist of the $1,500 in cash paid on the closing date with the balance of $14,500 to be paid as follows:

●	$400 upon completion of the first shipment of ore concentrate from the Balmat Mine; and

●	$4,700 on each of the following dates from the first shipment of ore concentrate from the Balmat Mine: 12th month, 18 th month and 24 th month.

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